Exhibit 4.146

Dated: 17th April, 2013

Shanghai Jiangnan-Chiangxing Shipbuilding Co., Ltd.
of People's Republic of China

and

China Shipbuilding Trading Company, Limited
of People's Republic of China

and

Amazon Owning Company Limited
of Marshall Islands

and

Rightmove Owners Inc.
of Marshall Islands

NOVATION AGREEMENT

(Hull No. 1239)

P/Hull No. 1239/Novation Agreement

THIS NOVATION AGREEMENT (hereinafter referred to as the "Novation Agreement") is made on 17th April 2013.

BETWEEN:

(1)
Shanghai Jiangnan-Changxing Shipbuilding Company Limited, a corporation organized and existing under the laws of the People's Republic of China having its registered address at No. 2468 Changxing Jiangnan Avenue Changxing Town Chongming County, Shanghai 201913, China (hereinafter referred to as the "Builder")

(2)
China Shipbuilding 'Trading Company Limited, a corporation organized and existing under the laws of the People's Republic of China having its registered office at Fangyuan Mansion, 56(Yi), Zhongguancun Nandajie, Beijing 100044, the People's Republic of China (hereinafter referred to as "CSTC" and together with the Builder the "Seller")

(3)
Amazon Owning Company Limited, a corporation organized and existing under the laws of Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (hereinafter referred to as the "Original Buyer").

(4)
Rightmove Owners Inc., a company organized and existing under the laws of the Marshall Islands, having ita registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (hereinafter referred to as the "New Buyer").

WHEREAS:-

(A)
By a shipbuilding contract dated 17th May 2010 made between the Seller and the Original Buyer as amended and supplemented from time to time (hereinafter referred to as the "Shipbuilding Contract") the Seller agreed to design, construct and build one (1) 206,000 dwt Bulk Carrier with Hull No. H1239 (hereinafter referred to as the °Vessel"), and, upon completion, sell and deliver to the Original Buyer the Vessel in accordance with the price and terms and conditions set out in the Shipbuilding Contract and the Original Buyer agreed to accept delivery of the Vessel;

(B)
The Export Import Bank of China (hereinafter referred to as the "Refund Guarantor") executed and issued on 7th June 2010, a refund guarantee No. BKD2010LG00113 (hereinafter referred to as the "Refund Guarantee") in favor of the Original Buyer, securing the repayment obligations of the Seller under the Shipbuilding Contract, subject to and in accordance with the terms and conditions thereof;

P/Hull No. 1239/Novation Agreement

(C)
Cardiff Marine Inc. of Liberia (hereinafter referred to as "Cardiff"') executed and issued on December 17th June 2010, a Performance Guarantee for the payment of the second, third, fourth and fifth installments of the contract price of the Vessel, said installments amounting to a total sum of United States Dollars Twenty Three Million Seven Hundred Sixty Thousand (USD 23,760,000.00) (hereinafter referred to as the "Guarantee"), subject to and in accordance with the terms and conditions thereof;

(D)	The Original Buyer effected payment of the First (1st) installment and the Second (2nd) installment in the aggregate amount of US$11,880,000.00, which had been received by the SELLER.

(E)	The Original Buyer failed to pay the SELLER the 3rd, 4th and 5th installments in the aggregate amount of US$17,820,000.00 as per the Shipbuilding Contract,

(F)	By an Addendum No.2 dated November 9th, 2012, the Contract Delivery Date under Article VII of the Shipbuilding Contract was changed from March 31st, 2013 to May 31st, 2013.

(G)
Original Buyer now desires to novate to New Buyer all of its rights and obligations with respect to the Shipbuilding Contract, and New Buyer desires to accept such novation and to assume such rights and obligations, in each case in accordance with the terms hereof;

NOW THEREFORE, in consideration of the premises and of the mutual agreements and undertakings herein contained, the parties do hereby mutually agree as follows:

1.	NOVATION

Subject to all terms and conditions set out herein and with effect from the Effective Date hereof:

a)	The Original Buyer transfers to the New Buyer and the New Buyer hereby accepts from the Original Buyer all its rights, benefits, liabilities and obligations under the Shipbuilding Contract.

b)	The New Buyer assumes all the rights, benefits, liabilities and obligations of the Original Buyer under the Shipbuilding Contract, as if it had been originally named therein.

P/Hull No. 1239/Novation Agreement

c)
The Seller undertakes to the New Buyer to perform the Shipbuilding Contract in favour of the New Buyer instead of the Original Buyer. The Seller hereby releases and discharges the Original Buyer from all its obligations and liabilities towards the Seller under the Shipbuilding Contract.

d)
The New Buyer and the Original Buyer jointly assure the Seller that the Seller shall not be imposed with any further or additional obligations or liabilities by virtue of this Agreement other than those previously and expressly assumed by the Seller under the Shipbuilding Contract and those assumed herein.

e)
The New Buyer hereby accepts all modifications, adjustments and/or agreements of any nature to the Shipbuilding Contract and/or the Specifications and plans for the Vessel that have been agreed by the Original Buyer before the date of this Agreement and or at any time thereafter until this Agreement becomes effective.

f)	Property in all the Buyer's supplies delivered by the Original Buyer to the Seller under the Shipbuilding Contract prior to this Agreement becoming effective, if any, shall pass to the New Buyer

g)
The parties hereto agree that the installments originally paid by the Original Buyer and received by the Seller shall be treated as having been paid by the New Buyer. For the avoidance of doubt the New Buyer shall have the obligation of the "BUYER" under the Shipbuilding Contract including but not limited to paying any and all remaining installments of the Contract Price under the Shipbuilding Contract in accordance with the terms and conditions thereof.

2.	RESPECTIVE ASSURANCE AND UNDERTAKINGS

Subject to the effect of this Novation Agreement:

2.1	Original Buyer's Assurance and Undertakings

The Original Buyer agrees and the Seller accepts that the Original Buyer shall, from the Effective Date, cease to have any right and benefit under the Shipbuilding Contract.

2.2           New Buyer's Assurance and Undertakings

P/Hull No. 1239/Novation Agreement

2.2.1
The New Buyer hereby agrees to become a party to the Shipbuilding Contract and undertakes to perform, all obligations and assume liabilities in accordance with the terms and conditions hereof and of the Shipbuilding Contract.

2.2.2
The New Buyer hereby undertakes to procure a written confirmation by and from Cardiff in the form attached hereto as Exhibit B. Such wrinen confirmation shall be signed and executed by the authorized representative of Cardiff and delivered to the Seller on or before the Effective date hereof.

3.4           Seller's Assurance and Undertakings

3.4.1
The Seller hereby undertakes to perform, with the effect of the novation as provided herein, all obligations and liabilities under the Shipbuilding Contract in favor of the New Buyer instead of the Original Buyer in accordance with the terms and conditions hereof and of the Shipbuilding Contract.

3.4.2
The Seller hereby undertakes to procure soonest possible and in any event before 30th April 2013 a written confirmation by and from the Refund Guarantor in the form attached hereto as Exhibit A. Such written confirmation shall be signed and executed by the authorized representative of Refund Guarantor and delivered to the New Buyer on or before the Effective Date hereof.

4.           REPRESENTATION AND WARRANTIES OF THE NEW BUYER

4.1.	New Buyer represents and warrants as follows:

1)
New Buyer is duly formed under the laws of its country of incorporation and has full power and authority to enter into and perform its obligations under this Novation Agreement and to consummate the transactions contemplated by this Novation Agreement and the Shipbuilding Contract; and

2)
The execution, delivery, and performance of this Novation Agreement and the consummation of the transactions contemplated by this Novation Agreement have been duly authorized by all necessary corporate and other action on the part of New Buyer and do not contravene any law, regulation, judgment, permit, or order binding on New Buyer or any of its assets or its constitutional documents and

3)
Neither the execution, delivery and performance by it of the Shipbuilding Contract and this Novation Agreement nor the consummation of any of the transactions by it contemplated by the Shipbuilding Contract and this Novation Agreement, require the

P/Hull No. 1239/Novation Agreement

consent or approval of the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency, except such as have been obtained and are in MI force and effect.

4)	This Novation Agreement after the Effective Date and the Shipbuilding Contract each constitutes legal, valid, and binding obligations of the New Buyer.

5.           TERMS AND CONDITIONS OF SHIPBUILDING CONTRACT

5.1	All other terms and conditions of the Shipbuilding Contract, save those amended and varied herein, shall remain unchanged and valid in accordance with the terms and conditions thereof.

6.           EFFECTIVE DATE

6.1	Notwithstanding anything herein to the contrary, this Novation Agreement shall not become effective until all the following conditions are fulfilled and satisfied:

1)	due execution hereof by the parties hereto;

2)	receipt by the Seller of an original of the written confirmation issued by Cardiff in the form attached hereto as Exhibit B; and

3)	receipt by the New Buyer of an original of the written confirmation issued by the Refund Guarantor in the form attached hereto as Exhibit A.

6.2	The first date when all the above conditions are fulfilled shall be taken as the effective date ("Effective Date") of this Novation Agreement.

If, due to any reason whatsoever, any of the above conditions fails to be fulfilled on or before April 30, 2013, then this Agreement shall become null and void having no effect whatsoever, and no party shall be liable to the other for any loss and/or damage (if any). In such circumstances, the Shipbuilding Contract shall remain valid and binding between the Original Buyer and the Seller.

7.           GOVERNING LAW AND JURISDICTION

This Novation Agreement shall be governed by and construed in accordance with English law and any disputes arising out of or by virtue of this Agreement shall be settled in accordance with Article XIII of the Shipbuilding Contract.

P/Hull No. 1239/Novation Agreement

8.           MISCELLENEOUS

8.1
Each Party shall pay their own legal and professional fees and other expenses incurred in connection with the transaction contemplated by this Agreement. Each Party represents to the other that no brokers or agents are being utilized by such Party with respect to this Agreement or the assignment of the Shipbuilding Contract.

8.2
No Party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties, provided that this Agreement may be assigned as collateral to any financiers of a Party.

8.3
This Agreement supersedes all prior discussions or agreements between the Parties related to the transaction contemplated by this Agreement and constitutes the entire agreement between the Parties related to the transaction contemplated by this Agreement. No amendments, waivers, or other modifications of this Agreement shall be affected unless in writing and executed by the Party to be bound thereby.

P/Hull No. 1239/Novation Agreement

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their duly authorized officers or attorneys-in-fact on the day and year first above written.

SIGNED BY	)
the duly appointed representative of	)
Shanghai Jiangnan Changxing Shipbuilding Company Limited	)	/s/ Li Jing
Li Jing	)
in the presence of:- Wei Jieming	)

SIGNED BY Xu Jian	)
the duly appointed representative of	)
China Shipbuilding Trading Company Limited	)	/s/ Xu Jian

)
in the presence of:- illegible	)

SIGNED BY		)
the duly appointed representative of		)
Amazon Owning Company Limited		)	/s/ George Kaklamanos
George Kaklamanos Attorney-in-fact		)
in the presence of:-	illegible	)
WITNESS

SIGNED BY		)
the duly appointed representative of		)
Rightmove Owners Inc.		)	/s/ Dimitrios Glynos
Dimitrios Glynos, Attorney-in-fact		)
in the presence of:-	Anna Papadopoulou	)
WITNESS

P/Hull No. 1239/Novation Agreement

EXHIBIT A

[Letterhead of the Export-Import Bank of China]

To:           Rightmove Owners Inc.

Date:        ___ April, 2013

Re:  Our Confirmation/ Letter of Refundment Guarantee No. BKD2010LG00113

We refer to our Letter of Refundment Guarantee No. BKD2010LG00113 as amended and supplemented front time to time (the "Refund Guarantee") issued in favour of Amazon Owning Company Limited (the "Original Buyer") under a shipbuilding contract dated 17th May 2010 as amended and supplemented or novated from time to time (the "Shipbuilding Contract") entered into by and among Shanghai Jiangnan-Changxing Shipbuilding Company Limited of P.R.China (the "Builder") and China Shipbuilding Trading Company, Limited of P.R.China ("CSTC" and collectively with the Builder the "Seller") as Seller and the Original Buyer, as Buyer.

We acknowledge our receipt of certified copy of a Novation Agreement (the "Novation Agreement") executed by and between the Original Buyer, the New Buyer and the Seller on 17th April, 2013 evidencing the novation of the Shipbuilding Contract with the effect that Rightmove Owners Inc. of Marshall Islands (the "New Buyer") shall replace the Original Buyer in all respects as a party to and becomes the New Buyer under the Shipbuilding Contract as if the New Buyer had been originally named therein subject to the terms and conditions as set out in the Novation Agreement.

We confirm that (1) notwithstanding the novation as set out in the Novation Agreement, the Refund Guarantee remains valid and binding in all respects; and (ii) without reducing or impairing the binding effect of the Refund Guarantee, all references of "Amazon Owning Company Limited" of Marshall Islands in the Refund Guarantee shall be replaced by Rightmove Owners Inc. of Marshall Islands and so that the Refund Guarantee shall be considered to be issued to and in favour of the New Buyer.

This confirmation shall become effective upon its issuance.

This confirmation is governed by English law.

Signed by:_________________
The Export-Import Bank of China

P/Hull No. 1239/Novation Agreement

EXHIBIT B
[Letterhead of Cardiff Marine Inc.)

To	: China Shipbuilding Trading Company Limited, and Shanghai Jiangnan-Changxing Shipbuilding Company Limited

[Date]

Re: Our Confirmation/  Letter of Guarantee dated 17th June 2010

We refer to our Letter of Guarantee dated 17th June 2010 (the "Guarantee") issued in favour of China Shipbuilding Trading Company Limited of P.R.China and Shanghai Jiangnan-Changxing Shipbuilding Company Limited of P.R.China (collectively the "Seller") under a shipbuilding contract dated 17th May 2010 as amended and supplemented or novated from time to time (the "Shipbuilding Contract") entered into by and among Shanghai Jiangnan-Changxing Shipbuilding Company Limited of P.R.China (the "Builder") and China Shipbuilding Trading Company, Limited of P.R.China ("CSTC" and collectively with the Builder the "Seller") as Seller and Amazon Owning Company Limited (the "Original Buyer"), as Buyer.

We acknowledge our receipt of certified copy of a Novation Agreement (the "Novation Agreement") executed by and between the Original Buyer, the New Buyer and the Seller on 17th April, 2013 evidencing the novation of the Shipbuilding Contract with the effect that Rightmove Owners Inc. of Marshall Islands (the "New Buyer") shall replace the Original Buyer in all respects as a party to and becomes the New Buyer under the Shipbuilding Contract as if the New Buyer had been originally named therein subject to the terms and conditions as set out in the Novation Agreement.

We hereby give our consent to and agree with the novation as set out above.

We confirm that (i) notwithstanding the novation as set out in the Novation Agreement, the Guarantee remains valid and binding in all respects; and (ii) without reducing or impairing the binding effect of the Guarantee, all references of "Amazon Owning Company Limited" of Marshall Islands in the Guarantee shall be replaced by Rightmove Owners Inc. of Marshall Islands and so that the Guarantee shall be considered to be issued to and in favour of the New Buyer.

This confirmation shall become effective upon its issuance.

This confirmation is governed by English law.

Signed by:____________
Cardiff Marine Inc.

P/Hull No. 1239/Novation Agreement

10

AGREEMENT

This Agreement is entered into this 17th day of April 2013 by and between:

(a)
Amazon Owning Company Limited, a corporation organized and existing under the laws of Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (hereinafter referred to as the "Original Buyer"); and

(b)
Rightmove Owners Inc., a company organized and existing under the laws of Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (hereinafter referred to as the "New Buyer").

WHEREAS by a shipbuilding contract dated 17th May 2010 made between Shanghai Jiangnan-Changxing Shipbuilding Company Limited of P.R.China (the "Builder") and China Shipbuilding Trading Company Limited of P.R.China ("CSTC" and together with the Builder collectively referred to as the "Seller") and the Original Buyer, as such Shipbuilding Contract has been amended and or supplemented (hereinafter referred to as the "Shipbuilding Contract") the Seller agreed to design, construct and build one (1) 206,000 dwt Bulk Carrier with Hull No. 1239 (hereinafter referred to as the "Vessel"), and, upon completion, sell and deliver to the Original Buyer the Vessel in accordance with the price and terms and conditions set out in the Shipbuilding Contract and the Original Buyer agreed to accept delivery of the Vessel;

WHEREAS pursuant to the terms of a Novation Agreement entered into by and between the Seller, the Original Buyer and the New Buyer on 17th April 2013 (hereinafter referred to as the "Novation Agreement"), subject to all terms and conditions set out in the said Novation Agreement, the Original Buyer agreed to transfer to the New Buyer and the New Buyer agreed to accept from the Original Buyer all its rights, benefits, liabilities and obligations under the Shipbuilding Contract;

NOW THEREFORE, the Original Buyer and the New Buyer HEREBY AGREE:

THAT the consideration for the novation of the Shipbuilding Contract from the Original Buyer to the New Buyer shall be United States Dollars Nine Million Four Hundred Eight Thousand Five Hundred Fourteen (USD9,408,514.00) payable by the Original Buyer to the New Buyer (the "Consideration").

THAT the Consideration payable by the Original Buyer to the New Buyer shall become due and payable upon the signing of the Novation Agreement and shall be paid by the Original Buyer to the New Buyer in cash, to the bank account to be designated by the New Buyer in writing.

THAT if due to any reason whatsoever, the Novation Agreement has not become effective on or before April 30, 2013, then any Consideration already paid by the Original Buyer to the New Buyer pursuant to the terms of this Agreement will be returned to the Original Buyer and this Agreement shall become null and void having no effect whatsoever.

P/Hull No. 1239/Agreement re Novation

This Agreement shall be governed by and construed in accordance with English law and any disputes arising out of or by virtue of this Agreement shall be submitted to arbitration in London in accordance with the Arbitration Act 1996 or any re-enactment or statutory modification thereof and with the rules of the London Maritime Arbitrators' Association being in force.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on the day and year first above written.

For and on behalf of
AMAZON OWNING COMPANY LIMITED

/s/ George Kaklamanos
Name:	George Kaklamanos
Title:	Attorney-In-Fact

For and on behalf of
RIGHTMOVE OWNERS INC.

/s/ Dimitrios Glynos
Name:	Dimitrios Glynos
Title:	Attorney-in-Fact

P/Hull No. 1239/Agreement re Novation